UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 25, 2015
____________________

CollabRx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

44 Montgomery Street, Suite 800
San Francisco, CA 94104-4811
(Address of Principal Executive Offices)

(415) 248-5350
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                          Other Events.

Proposed Transaction with Medytox Solutions, Inc.

On December 6, 2014, CollabRx, Inc. (“CollabRx”, the “Company,” “we” or “our”) entered into a non-binding letter of intent to acquire Medytox Solutions, Inc. (“Medytox Solutions”) in a reverse merger transaction.  It is currently anticipated that the existing stockholders of Medytox Solutions would hold up to 94.8% of CollabRx’s common stock, as well as $25 million of convertible promissory notes issued by CollabRx, following completion of the transaction.  Completion of the transaction is subject to, among other things, due diligence, the execution of a definitive agreement, necessary Board of Director and stockholder approvals and other customary conditions.  If the proposed transaction is completed, the management of Medytox Solutions would become the management of CollabRx, the current directors of Medytox Solutions would constitute a majority of CollabRx’s Board of Directors and CollabRx’s business would change significantly.  Following the transaction, CollabRx may be a “controlled company” exempt from certain corporate governance requirements under the NASDAQ Rules.

On January 16, 2015, CollabRx entered into a Loan and Security Agreement with Medytox Solutions, pursuant to which it is contemplated that Medytox Solutions will loan up to $2.4 million to CollabRx. CollabRx intends to use the proceeds from the Loan and Security Agreement for working capital and general corporate purposes. Amounts borrowed by CollabRx under the Loan and Security Agreement accrue simple interest at the rate of 15% per year. As of February 25, 2015, CollabRx had borrowed approximately $680,000 under the Loan and Security Agreement. The making of additional advances to CollabRx under the Loan and Security Agreement is completely discretionary on the part of Medytox Solutions. All amounts borrowed under the Loan and Security Agreement mature on December 31, 2015. Upon the occurrence of an event of default under the Loan and Security Agreement, all or a portion of the then outstanding principal and interest under the Loan and Security Agreement is convertible, in the discretion of Medytox Solutions, into shares of CollabRx common stock at a conversion price equal to the lower of (i) $0.85 or (ii) the average of the bid and ask prices of our common stock on the trading day immediately prior to the date of conversion; provided, however, that the maximum number of shares issuable to Medytox Solutions is 14.9% of the number of shares of common stock then outstanding. CollabRx agreed to secure the payment and performance of its obligations under the Loan and Security Agreement by the grant of a security interest in all of CollabRx’s assets. The Loan and Security Agreement includes representations and warranties of the parties, covenants and agreements regarding the operation of CollabRx’s business while amounts are outstanding under the Loan and Security Agreement, and indemnification provisions in the event of a breach of a representation, warranty, covenant or agreement contained in the Loan and Security Agreement.

Also on January 16, 2015, CollabRx entered into an Agreement with Medytox Solutions pursuant to which CollabRx agreed that in the event CollabRx enters into a merger or other sale transaction involving at least 35% of its shares or assets with a party other than Medytox Solutions, CollabRx will pay Medytox Solutions a $1.0 million fee. Notwithstanding the foregoing, no fee will be payable to Medytox Solutions in the event that Medytox Solutions has not funded an advance requested by us under the Loan and Security Agreement, subject to certain exceptions.

Upon completion of the reverse merger transaction with Medytox Solutions, we expect to continue to operate CollabRx as an independent subsidiary, pursuing our current business strategy as a developer and marketer of medical information and clinical decision support products and services to oncologists. We expect that the additional management and financial resources that will be made available to us by Medytox Solutions will allow us to gain market share against our current and potential competitors, to expand our product offerings with additional interpretive content that supports ever more complex decision-making in the treatment of advanced cancers, to better support our large network of clinical advisors, and to develop new products that address emerging needs for oncology clinicians and researchers in pharmaceutical development.

In the event that Medytox Solutions decides to enter the genomic-based testing market through the acquisition or internal development of an NGS testing lab capability in cancer or another genomic-based disease area (such as hereditary diseases or pharmacogenomics), CollabRx is ideally suited, via our current and expanded GVA product-line, to provide the leading-edge tools needed to provide robust interpretation of those complex tests. In addition, the availability of additional resources for the marketing and promotion of our existing web-based and mobile decision support products will allow us to expand the use of our Therapy Finder and CancerRx products among oncology professionals, enhance awareness of our brand, and deliver more and better tools to physicians and patients alike.

Overview of Medytox Solutions’ Business

Medytox Solutions is a holding company that owns and operates businesses in the medical services sector. Its principal line of business is clinical laboratory blood and urine testing services, with a particular emphasis in the provision of urine drug toxicology and comprehensive pain medication monitoring programs to physicians, clinics and rehabilitation facilities in the United States. Testing services to rehabilitation facilities represented over 90% of its revenue in each of 2012 and 2013.

Medytox Solutions offers a complete, turn-key urine drug testing, or UDT, program allowing physicians to proactively monitor and treat patients. The Medytox Solutions UDT program is utilized by physicians to identify and evaluate prescribed and/or non-prescribed drugs that when combined may cause adverse drug interactions dangerous to a patient’s health. With Medytox Solutions’ UDT program, physicians can be more assured their patients are adhering to their therapeutic drug regimens and are in compliance with their prescribed guidelines. Medytox Solutions’ UDT program helps the health care provider achieve better outcomes for patients and in evaluating to what extent the prescribed medications and their dosages are working for the patient to achieve a better outcome towards recovery.

In addition to its clinical testing operations, Medytox Solutions provides a web-based portal to provide laboratory ordering and results to its physician customers. Medytox Solutions also provides lab information systems and electronic health records and billing services to customers.

As a provider of clinical laboratory services, Medytox Solutions continues to pursue its strategy of acquiring or entering into binding relationships with high-complexity laboratories that can facilitate its customers’ needs. Medytox Solutions has successfully completed several such acquisitions or strategic partnerships with laboratories located in different regions of the United States, allowing Medytox Solutions to correspondingly increase its client base. These laboratories, and those Medytox Solutions shall continue to seek out, offer or can be developed to offer the most advanced analytical technology for the processing of urine specimens including Immunoassay Analyzers for screens and GCMS/LCMS for confirmations. All Medytox Solutions’ laboratories are fully-staffed professional COLA-accredited high-complexity laboratories with additional certifications such as the COLA Laboratory of Excellence Award (COLA's Highest Commendation), CLIA (Clinical Laboratory Improvement Amendments) and the State of Florida's AHCA Clinical Laboratory License for Non-Waived High Complexity testing, and Medytox Solutions anticipates that any facilities acquired in the future will meet these stringent requirements. Medytox Solutions’ in-house billing company services all of its acquired or allied facilities, utilizing electronic processing of claims to the major insurance payers and eliminating the need to rely on and pay for the services of clearing houses, allowing us to maximize profit retention.

Medytox Solutions reported revenues of $21.1 million and $52.5 million for 2012 and 2013, respectively. Medytox Solutions reported net income attributable to common stockholders of $2.3 million and $5.7 million for 2012 and 2013, respectively. Medytox Solutions reported revenues (gross charges, net of contractual allowances and discounts), net revenues and net income attributable to common stockholders of $64.7 million, $49.0 million and $7.7 million, respectively, for the nine months ended September 30, 2014. As of September 30, 2014, Medytox Solutions reported $24.2 million of current assets and $38.2 million of total assets.

Medytox Solutions is subject to the informational and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with this law, files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read Medytox Solutions’ SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document Medytox Solutions files with the SEC at its public reference facility and the website of the SEC referred to above.

Chief Executive Officer and Chief Financial Officer of Medytox Solutions

Seamus Lagan, 45, has been the Chief Executive Officer of Medytox Solutions since September 2014. Mr. Lagan has been, either individually or through Alcimede, a consultant to Medytox Solutions since May 2011. Mr. Lagan has been a director of Alcimede since its formation in 2007. Alcimede is a privately-held, Delaware limited liability company which provides various consulting services, including management, organization, and financial consulting services. Mr. Lagan also currently serves, through Alcimede, as chief executive officer of the following subsidiaries of Medytox Solutions: Medytox Diagnostics, Inc. (since February 2012), Medytox Marketing & Sales, Inc. (since March 2012), and Medytox Information & Technology, Inc. (since June 2011) and as president of Medical Billing Choices, Inc. (since July 2013). From September 2008 through May 2011, Mr. Lagan was a private investor. In 2008, TecEnergy UK Limited, or TEC, a waste management and alternative energy company in England and Wales, of which Mr. Lagan served as a director, was placed into administration to protect it from bankruptcy. The relevant taxing authorities in the United Kingdom alleged that the directors reduced the debt of TEC to its creditors at the expense of tax liabilities to the taxing authorities. There were no other allegations of wrongdoing, but based on such allegations, the taxing authorities sought to have each of the directors of TEC banned from acting as a director in the United Kingdom for a three-year period. At the time of such action, Mr. Lagan had significant health issues and did not defend himself. As a result, Mr. Lagan was banned in his absence from acting as a director of a United Kingdom company from October 8, 2010 until October 2015.

Jace Simmons, 57, has been the Chief Financial Officer of Medytox Solutions since March 1, 2012. Prior to joining Medytox Solutions, from June 2007, Mr. Simmons was the Chief Financial Officer of Renaissance PG, LLC, a real estate developer and manager in Knoxville, Tennessee. Prior to that, from 2005, he was the Chief Financial Officer of Housing Trust Group, a real estate developer and manager in Miami, Florida. Mr. Simmons also served as Chief Financial Officer of Paving Stone Corp., an OTC Bulletin Board company from 2000 to 2004.

Risks Factors Related to the Proposed Transaction with Medytox Solutions, Inc.

We may not complete our proposed transaction with Medytox Solutions.

On December 6, 2014, we entered into a non-binding letter of intent to acquire Medytox Solutions, Inc. in a reverse merger transaction. Completion of the transaction is subject to, among other things, due diligence, the execution of a definitive agreement, necessary Board of Director and stockholder approvals and other customary conditions. Our negotiations with Medytox Solutions are at an early stage, and we do not know whether we will enter into a definitive agreement and, if such definitive agreement is entered into, whether the contemplated transaction will be completed.

If we complete a reverse merger transaction with Medytox Solutions, your ownership will be significantly diluted and the senior management of Medytox Solutions will control the combined company and have the right to designate a majority of the members of the Board of Directors of the combined company.

The last reported sale price of our common stock on The NASDAQ Capital Market on February 24, 2015 was $1.19 per share, implying a market capitalization for our company of approximately $9 million based on 7,592,585 shares of our common stock outstanding as of the date of this Current Report. The last reported sale price of Medytox Solutions’ common stock on the Over-the-Counter Bulletin Board on February 24, 2015 was $4.50  per share, implying a market capitalization for Medytox Solutions of approximately $131 million based on 29,039,836 shares of Medytox Solutions common stock outstanding as of November 17, 2014. As a result of the significant difference in the relative market capitalizations of our company and Medytox Solutions, it is currently anticipated that the existing stockholders of Medytox would hold up to 94.8% of our common stock, as well as $25 million of convertible promissory notes issued by our company, following completion of the transaction. Medytox Solutions is a closely-held corporation, and we expect that members of Medytox Solutions’ senior management will control the combined company in the event that the proposed transaction is completed. In addition, we expect the management of Medytox Solutions would become the management of our company and the current directors of Medytox Solutions would constitute a majority of our Board of Directors.

If we complete a reverse merger transaction with Medytox Solutions, our business will change significantly and, as a result, we would face new risks.

Medytox Solutions is a holding company that owns and operates businesses in the medical services sector. Its principal line of business is clinical laboratory blood and urine testing services, with a particular emphasis in the provision of urine drug toxicology and comprehensive pain medication monitoring programs to physicians, clinics and rehabilitation facilities in the United States. If we complete a reverse merger transaction with Medytox Solutions, our business will change significantly and, as a result, we would face new risks, including the following:

•	Medytox has a limited operating history, which will make it difficult to evaluate an investment in our common stock;

•	Voting control by Medytox’s directors and officers will make it unlikely for other stockholders to effect change even if they are dissatisfied with management’s performance;

•	Medytox plans to use our common stock, to a large extent to pay for future acquisitions and this would be dilutive to investors;

•	As a company with limited capital and human resources, management’s time and attention will be diverted from our business to ensure compliance with regulatory requirements more than would be the case with a company that has well established controls and procedures;

•	Medytox’s business could be harmed from the loss or suspension of a license or imposition of a fine or penalties under, or future changes or changing interpretations of, The Clinical Laboratory Improvement Amendments of 1984 or state laboratory licensing laws to which Medytox is subject;

•	Regulation by the Food and Drug Administration of Laboratory Developed Tests and clinical laboratories may result in significant change to Medytox Solutions’ business;

•	Some of Medytox Solutions’ activities may subject the company to risks under federal and state laws prohibiting “kickbacks” and other laws designed to prohibit payments for referrals;

•	Medytox Solutions conducts its clinical laboratory testing business in a heavily regulated industry and changes in regulations or violations of regulations could, directly or indirectly, harm its operating results and financial condition;

•	Failure to comply with complex federal and state laws and regulations related to submission of claims for clinical laboratory services can result in significant monetary damages and penalties and exclusion from the Medicare and Medicaid Programs;

•	Changes in regulation and policies, including increasing downward pressure on health care reimbursement, may adversely affect reimbursement for diagnostic services and could have a material adverse impact on Medytox Solutions’ business; and

•	Healthcare plans have taken steps to control the utilization and reimbursement of healthcare services, including clinical test services.

The risks described above are not the only ones Medytox Solutions faces. Additional risk we and Medytox Solutions are not presently aware of or that we or Medytox Solutions believe are immaterial may also impair the operations of the combined company.

We will incur indebtedness under our Loan and Security Agreement with Medytox Solutions. In the event of a default under the Loan and Security Agreement, we may issue shares of common stock to Medytox Solutions, which will dilute your ownership.

On January 16, 2015, we entered into a Loan and Security Agreement with Medytox Solutions, pursuant to which it is contemplated that Medytox Solutions will loan up to $2.4 million to our company. We intend to use the proceeds from the Loan and Security Agreement for working capital and general corporate purposes. Amounts borrowed by our company under the Loan and Security Agreement will accrue simple interest at the rate of 15% per year. As of February 25, 2015, we had borrowed approximately $680,000 under the Loan and Security Agreement. The making of additional advances to our company under the Loan and Security Agreement is completely discretionary on the part of Medytox Solutions. All amounts borrowed under the Loan and Security Agreement mature on December 31, 2015. Upon the occurrence of an event of default under the Loan and Security Agreement, all or a portion of the then outstanding principal and accrued interest under the Loan and Security Agreement is convertible, in the discretion of Medytox Solutions, into shares of our common stock at a conversion price equal to the lower of (i) $0.85 or (ii) the average of the bid and ask prices of our common stock on the trading day immediately prior to the date of conversion; provided, however, that the maximum number of shares issuable to Medytox Solutions is 14.9% of the number of shares of common stock then outstanding. The issuance of common stock to Medytox Solutions would have a dilutive effect on your ownership interest in our company.

We may be required to pay a $1,000,000 termination fee to Medytox Solutions.

On January 16, 2015, we entered into an Agreement with Medytox Solutions, pursuant to which we agreed that in the event we enter into a merger or other sale transaction involving at least 35% of our shares or assets with a party other than Medytox Solutions, we will pay Medytox Solutions a $1.0 million fee. Notwithstanding the foregoing, no fee will be payable to Medytox Solutions in the event Medytox Solutions has not funded an advance requested by us under the Loan and Security Agreement, subject to certain exceptions. The fee may discourage another company from pursuing a strategic transaction with our company.

Financial Statements of Medytox Solutions

On December 6, 2014, we entered into a non-binding letter of intent to acquire Medytox Solutions, Inc. in a reverse merger transaction. SEC rules requires presentation of financial statements of a business whose acquisition is probable. Although “probable” is not defined in the SEC rules, the SEC has provided guidance that an acquiror should consider the following in determining whether an acquisition is “probable” for SEC reporting purposes:

•	A signed definitive agreement or letter of intent;

•	Approval from the board of directors or shareholders of the companies;

•	Submission of the terms of the proposed transaction to appropriate regulatory agencies for approval;

•	Evaluation of the overall status of negotiations;

•	Incurrence of financial penalties if the acquisition is not consummated; and

•	Public announcement of a business acquisition.

The SEC has further stated that other factors may be present, and an acquisition may still be considered probable when none of the above factors exist if the registrant’s financial statements alone would not provide investors with adequate financial information with which to make an investment decision. It is the responsibility of the registrant to assess probability. An assessment of probability requires careful analysis of all facts and circumstances, and advice from legal counsel should be considered.

After careful consideration of all of the facts and circumstances, CollabRx does not believe that the proposed reverse merger transaction with Medytox Solutions is probable for the following reasons:

•	The letter of intent entered into by CollabRx and Medytox Solutions on December 6, 2014 is non-binding. The letter of intent expressly provides that the proposed terms set forth in letter of intent are merely a summary of the present intentions of the parties and do not create any right in, or claims against, any party of any kind whatsoever. Specifically, the letter of intent states that it does not constitute a firm, binding commitment of either party to entire into the contemplated transactions and that such a commitment will be created solely by the execution and delivery of definitive agreements by CollabRx and Medytox.

•	We have not yet signed a definitive merger agreement. We have received an initial draft of the Merger Agreement relating to the proposed transaction from Medytox and have provided comments on that draft to counsel for Medytox Solutions. In our comments, we identified a number of significant issues that will need to be resolved. In addition, we have not received drafts of a number of ancillary agreements contemplated by the letter of intent.

•	We have not sought approval from our Board of Directors for the proposed reverse merger transaction. Completion of the proposed reverse merger transaction will be subject to the approval of the stockholders of CollabRx and Medytox.

•	We have not submitted the terms of the proposed reverse merger transaction to any regulatory agency for approval.

•	The negotiations between the companies are at a very early stage. We have not yet completed our due diligence review of Medytox. In the event that we do enter into a definitive Merger Agreement with Medytox, the closing of the transaction will be subject to a number of conditions, including receipt of stockholder approval as noted above.

•	The proposed business combination was publicly disclosed only because the Loan and Security Agreement and the separate Agreement entered into on January 16, 2015 constitute material definitive agreements required to be disclosed under applicable SEC rules. Absent the requirement to file the material definitive agreements on Form 8-K, we would not have publicly disclosed the proposed reverse merger transaction.

•	The termination fee provided for in the Agreement with Medytox is not triggered unless CollabRx completes an alternative transaction.

•	We are currently reliant on borrowings under the Loan and Security Agreement with Medytox Solutions to fund our operations. Assuming that we complete the proposed offering, we will receive funds that we will use to finance our operations. If we are not able to reach agreement with Medytox Solutions on the terms of the proposed reverse merger transaction, our Board of Directors could determine that CollabRx continue to operate as an independent company.

We have not included the financial statements of Medytox Solutions in this Current Report. However, Medytox Solutions is subject to the informational and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with this law, files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read Medytox Solutions’ SEC filings, including its financial statements, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document Medytox Solutions files with the SEC at its public reference facility and the website of the SEC referred to above.

Completion of Offering

On February 25, 2015, CollabRx announced the closing of its previously announced underwritten public offering of  3,840,000 shares of its common stock and warrants to purchase up to an aggregate of 3,840,000 shares of its common stock at an offering price of $1.25 per common share and $0.0001 per warrant. In addition, the underwriter exercised the over- allotment option to purchase an additional 576,000 shares and warrants to purchase 576,000 shares of common stock. The warrants have a per share exercise price of $1.56, are exercisable immediately and will expire five years from the date of issuance. Gross proceeds to CollabRx from this offering are approximately $5,520,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by CollabRx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2015	COLLABRX, INC.

	By:	/s/ Thomas R. Mika
	Name: Title:	Thomas R. Mika President and Chief Executive Officer